Exhibit 99.1

The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: January 6, 2011	web: www.buckle.com

Contact:	Karen B. Rhoads, Chief Financial Officer
The Buckle, Inc.
308/236-8491

THE BUCKLE, INC. TO PRESENT AT
COWEN AND COMPANY 9TH ANNUAL CONSUMER CONFERENCE

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) announced today that it is scheduled to present at the Cowen and Company 9th Annual Consumer Conference at The Westin New York at Times Square on Monday, January 10, 2011, at 2:30 p.m. EST.  The Company will be represented at the conference by Dennis Nelson, President and Chief Executive Officer.

During its presentation, the Company will review past financial performance and provide a general overview of the Company and its approach to business.  The Company’s presentation will be posted in two files on the Company’s web site as soon as administratively possible following the Company’s live presentation.  One file will contain the narrative and a second file will contain the visual presentation.

About Buckle

Offering a unique mix of high-quality, on-trend apparel, accessories, and footwear, Buckle caters to fashion-conscious young men and women.  Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company’s exclusive brand, BKE.  Headquartered in Kearney, Nebraska, Buckle currently operates 421 retail stores in 41 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control.  Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements.  Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission.   The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com
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